UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 31, 2015

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-3368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California (Address of Principal Executive Offices)	94105 (Zip Code)

(415)  800‑6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

⃞ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

⃞ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2015, the Board of Directors (the “Board”) of Glu Mobile Inc. (the “Company”) increased the size of the Board from eight directors to nine directors and appointed Greg Brandeau to the Board as a Class III director, effective as of August 31, 2015.  Mr. Brandeau has not yet been assigned to any Board committees.  Mr. Brandeau will be compensated for his service on the Board and any committee of the Board on which he serves in accordance with the Company’s compensation program for non-employee directors, which is filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2014.  In addition, the Board approved the Company’s entering into an indemnification agreement with Mr. Brandeau, in the form filed as Exhibit 99.01 to the Company’s Current Report on Form 8-K, filed with the SEC on October 29, 2013.  Mr. Brandeau has no relationships or transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K, and there are no arrangements or understandings with other persons pursuant to which he was selected as a director.

A copy of the press release announcing Mr. Brandeau’s appointment to the Board is attached hereto as Exhibit 99.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted in Item 5.02 above, on August 31, 2015, the Board increased the size of the Board from eight directors to nine directors in connection with the appointment of Greg Brandeau to the Board.

Item 9.01  Financial Statements and Exhibits.

99.01 Press release dated September 3, 2015 announcing the appointment of Greg Brandeau to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date:  September 3, 2015By: /s/ Scott J. Leichtner

             Name:  Scott J. Leichtner

Title:      Vice President and General Counsel

EXHIBIT INDEX

Number Description

99.01Press release, dated September 3, 2015, announcing the appointment of Greg Brandeau to the Board.